EXHIBIT 11

                                  CANDIE'S INC.
                       COMPUTATIONS OF EARNINGS PER SHARE


================================================================================
                                                      Year ended January 31,
- --------------------------------------------------------------------------------
                                                      1995              1994
                                                      ----              ----
- --------------------------------------------------------------------------------
Loss before extraordinary item                    ($1,934,916)      $(6,321,092)
- --------------------------------------------------------------------------------
Extraordinary item:                                 1,962,175                --
Gain on debt extinguishment                       -----------       -----------
- --------------------------------------------------------------------------------
TOTAL EPS INCOME                                  $    27,259       $(6,321,092)
(Loss)                                            ===========       ===========
- --------------------------------------------------------------------------------
Weighted average shares outstanding                 6,398,488         4,789,667
- --------------------------------------------------------------------------------
Common stock equivalents                                    0                 0
- --------------------------------------------------------------------------------
Total shares outstanding                            6,398,488         4,789,667
                                                  ===========       ===========
- --------------------------------------------------------------------------------
Loss per share:
- --------------------------------------------------------------------------------
Loss before extraordinary                         ($     0.30)      ($     1.32)
item
- --------------------------------------------------------------------------------
Extraordinary item-Gain on                                .30                --
extinguishment of debt, net of                    -----------       -----------
income taxes of $.02 for 1995
- --------------------------------------------------------------------------------
NET INCOME (LOSS) PER                             $      0.00       ($     1.32)
SHARE, Primary and Fully Diluted                  ===========       ===========

================================================================================


     No additional income (earnings from investing the excess proceeds upon the exercise of common stock equivalents) nor common stock equivalents were included in the calculation of net income (loss) per share. The results would have been antidilutive.